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                                                                     EXHIBIT 3.7

                            ARTICLES OF INCORPORATION

                                       OF

                             HERSCHEL FISCHER, INC.

                                       I.

         The name of the corporation is Herschel Fischer, Inc.

                                       II.

         The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

         The name and address in this State of the corporation's initial agent for service of process is

                                Herschel Fischer
                                 699 View Drive
                              Pleasanton, CA 94566

                                       IV.

         The corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 10,000.

                                       V.

         The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       VI.

         The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, through agreements with the agents, or through vote of shareholders of disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

                                      VII.


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         Any repeal or modification of the foregoing provisions of Articles V and VI by the shareholders of this corporation shall not adversely affect the right or protection of an agent of the corporation existing at the time of such repeal or modification.

                                      VIII.

         If proceedings are commenced for the dissolution of the corporation to which Section 2000 of the California Corporations Code applies, the provisions of any Buy-Sell Agreement or Stock Repurchase Agreement, if any, then in effect among the corporation and its shareholders shall govern and supersede any provisions of Section 2000 which are inconsistent therewith, to the extent required to enforce any such Buy-Sell Agreement or Stock Repurchase Agreement.

Dated:   2/10/97


                                           /s/ Herschel Fischer_
                                           -----------------------------
                                           Herschel Fischer
                                           Incorporator


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                               AGREEMENT OF MERGER
                                     BETWEEN
                HERSCHEL FISCHER, INC., A CALIFORNIA CORPORATION
                                       AND
               FISCHER MERGER CORPORATION, A DELAWARE CORPORATION

         This Agreement of Merger ("Agreement") is entered into as of June 24, 1997 between Herschel Fischer, Inc., California corporation (herein "Surviving Corporation") and Fischer Merger Corporation., a Delaware corporation (herein "Merging Corporation")

         NOW, THEREFORE, the Surviving Corporation and the Merging Corporation hereby agree as follows:

         1.       Merging Corporation shall be merged into Surviving
                  Corporation.

         2. Each outstanding share of Merging Corporation shall be converted to one share common stock of Surviving Corporation

         3. The outstanding shares of Surviving Corporation shall be converted into the right to receive the Merger Consideration, as such term as defined in that certain Plan and Agreement of Merger dated as of May 27, 1997 by and among MedPartners, Inc., Merging Corporation and Surviving Corporation. Merger Consideration means 823.222 shares of MedPartners, Inc. Common Stock for each share of the Surviving Corporation outstanding immediately before the effectiveness of the merger.

         4. Merging Corporation shall from time to time, as and when requested by Surviving Corporation execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

         5.       The effect of the merger and the effective date June 30, 1997.

         IN WITNESS WHEREOF the undersigned have caused this Agreement to be executed as of the date first set forth above.


                                             HERSCHEL FISCHER, INC.,
                                             a California corporation

                                             By: /s/ Herschel Fischer
                                                --------------------------------
                                                 Herschel Fischer, President

                                             By: /s/ Sherry Fischer
                                                --------------------------------
                                                 Sherry Fischer, Secretary

                                             FISCHER MERGER CORPORATION
                                             a Delaware corporation


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                                             By: /s/ Harold O. Knight, Jr.
                                                 -------------------------------
                                                 Harold O. Knight, Jr.
                                                 Its: Vice President


                                             By: /s/ Tracy P. Thrasher
                                                 -------------------------------
                                                 Tracy P. Thrasher
                                                 Its: Secretary


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                                   CERTIFICATE
                                       OF
                                     MERGER
                                       OF
                             HERSCHEL FISCHER, INC.
                            a California corporation


         Herschel Fischer and Sherry Fischer, certify that:

                  1. They are the president and secretary, respectively of Herschel Fischer, Inc., a California corporation;

                  2. The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the corporation.

                  3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

                  4. There is only one class of shares and the number of shares outstanding is 1,000.

         We further declare under penalty of perjury under the laws of the State of California that the matter set forth in this certificate are true and correct of our own knowledge.

         Executed in Pleasanton, California on June 24, 1997.


                                          /s/ Herschel Fischer
                                          ------------------------------------
                                          Herschel Fischer, President


                                          /s/ Sherry Fischer
                                          ------------------------------------
                                          Sherry Fischer, Secretary


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                                   CERTIFICATE
                                       OF
                                     MERGER
                                       OF
                           FISCHER MERGER CORPORATION,
                             a Delaware corporation


Harold O. Knight, Jr. and Tracy P. Thrasher hereby certify that:

         1. They are the Vice President and Secretary, respectively of Fischer Merger Corporation, a Delaware corporation (the "Corporation").

         2. The Agreement of Merger, in the form attached, was duly approved by the board of directors and stockholder of the Corporation.

         3. The stockholder approval was by the holder of 100% of the outstanding shares of the Corporation.

         4. There is only one class of shares of the Corporation and the number of shares outstanding is 1,000.

         5. Common Stock of MedPartners, Inc. a Delaware corporation, the parent corporation of the Corporation, will be issued in the merger. No vote of the stockholders of the parent corporation was required.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

         Executed in Jefferson County, Alabama on June 24, 1997.


                                          /s/ Harold O. Knight, Jr.
                                          -------------------------------------
                                          Harold O. Knight, Jr., Vice President


                                          /s/ Tracy P. Thrasher
                                          -------------------------------------
                                          Tracy P. Thrasher, Secretary


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